Exhibit 3(i)

ARTICLES OF INCORPORATION

OF

BOPPERS HOLDINGS, INC.

     KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, for the purposes of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

ARTICLE I

     The name of the corporation shall be BOPPERS HOLDINGS, INC., a Nevada corporation.

ARTICLE II

     The principal placed of business of the corporation shall be in the County of Clark and in the State of Nevada, but the Board of Directors shall designater other places, either within or without the State of Nevada, where other offices may be established and maintained and where corporate business may be transacted.

ARTICLE III

     The name and address of the incorporator is as follows:

T.J. Jesky
1801 E. Topicana, Suite 9
Las Vegas, NV 89119

ARTICLE IV

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporation may be incorporated under the laws of the State of Nevada, as they may be amended from time to time, and specifically, but not in limitation thereof, the purpose of acquiring the assets of other corporations and opening restaurants/nightclubs.

ARTICLE V

     The initial business of the corporation is to open and license nightclub businesses.

ARTICLE VI

     There are no limitations of the powers of the corporation.

ARTICLE VII

     The corporation shall have authority to issue twenty-five million shares of Common Stock at par value of $0.001 per share.

ARTICLE VIII

     The holders of the Common Stock shall have preemptive rights as to the stock then and thereafter authorized to be issued, including Treasury Stock.

ARTICLE IX

     The corporation shall be managed by a Board of Directors whose duties and responsibilities are set forth in By-Laws to be adopted by the corporation. The corporation shall have not less than one, nor more than seven, Directors. The initial Board of Directors shall consist of T.J. Jesky and Skyelan Rose whose addresses are as follows:

T.J. Jesky	1801 Tropicana, Suite 9, Las Vegas, NV, 89119
Skyelan Rose	3002 N. 70th Street, Scottsdale, AZ 85251

ARTICLE X

     The name and address of the initial Statutory Agent of the corporation is:

Legal Forms+, East
3164 E. Flamingo
Las Vegas, NV 89121

ARTICLE XI

     The Board of Directors of the corporation may from time to time distribute on a pro-rata basis to its shareholders out of the capital surplus of the corporation, a portion of its assets, in cash or property.

ARTICLE XII

     The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is of was an officer, director, employee of agent of the corporation. This indemnification shall be mandatory on all circumstances in which indemnification is permitted by law.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals on this 15 day of July, 1997.

/s/ T. J. Jesky

T.J. Jesky
Incorporator

STATE OF NEVADA	)
	)	ss.
County of Clark	)

     The foregoing instrument was acknowledged before me this 15 day of July, 1997 by T.J. Jesky.

My commission Expires:	/s/ G.V. Lowther

2-16-2000	Notary Public

My commission Expires:	/s/

Notary Public

Certificate of Acceptance of Appointment of Resident (Statutory) Agent

I, Legal Forms Plus-East, hereby accept appointment as Resident Agent for the above named corporation.

by /s/

Signature of Resident Agent

CERTIFICATE OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
BOPPERS HOLDINGS, INC.

(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

     We the undersigned do hereby certify that:

     1. Boppers Holdings, Inc. (the “Corporation”) is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on July 15, 1997.

     2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE VII and replacing it in its entirety with the following amendments:

     “ARTICLE VII Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 200,000,000 shares of Common Stock having a $.001 par value, and 20,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.”

     3. This amendment to the Articles of incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

     4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 562,472; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     5. The number of shares voted for such amendments was 506,225 (90%) and the number voted against such amendment was 0.

     The undersigned has signed this Certificate of Amendment of the Articles of Incorporation for Boppers Holdings, Inc. on August 11, 2000.

/s/ T.J. Jesky	/s/ Skyelan Rose

T.J. Jesky, President	Skyelan Rose, Secretary

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
OF
BOPPERS HOLDINGS, INC.

Boppers Holdings, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada does hereby certify:

     1. The name of the Corporation is Boppers Holdings, Inc. (the “Corporation”).

     2. The Articles of Incorporation of the Corporation are hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article of the following new Article:

     FIRST: The name of this Corporation shall be e-Smart Technologies, Inc., a Nevada Corporation.

     3. The amendment of the Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes of the State of Nevada.

     4. The Stockholders adopted a resolution to change the name of the corporation.

[REMAINDER OF PAGE INTENTIONALLY BLANK.]

     IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation has been executed on this 20th day of December 2000.

/s/ John D. Phelan

John D. Phelan,
President/Secretary